Exhibit 24.1.2

TAMPA ELECTRIC COMPANY

POWER OF ATTORNEY

Each of the undersigned in his capacity as a Director or officer or both, as the case may be, of said Company, does hereby appoint S. W. Hudson, G. L. Gillette and D. E. Schwartz, and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as Director or officer or both, as the case may be, of said Company, the Annual Report on Form 10-K for year ended December 31, 2004, and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution

IN TESTIMONY WHEREOF, the undersigned have executed this instrument on the dates set forth below.

/s/ S. W. Hudson S. W. Hudson, Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)	January 26, 2005

/s/ G. L. Gillette G. L. Gillette, Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)	January 26, 2005

/s/ P. L. Barringer P. L. Barringer, Chief Accounting Officer (Principal Accounting Officer)	January 26, 2005

/s/ C. D. Ausley C. D. Ausley, Director	January 26, 2005

/s/ S. L. Baldwin S. L. Baldwin, Director	January 26, 2005

/s/ J. L. Ferman, Jr. J. L. Ferman, Jr., Director	January 26, 2005

/s/ L. Guinot, Jr. L. Guinot, Jr., Director	January 26, 2005

/s/ T. L. Rankin T. L. Rankin, Director	January 26, 2005

/s/ W. D. Rockford W. D. Rockford, Director	January 26, 2005

/s/ W. P. Sovey W. P. Sovey, Director	January 26, 2005

/s/ J. T. Touchton J. T. Touchton, Director	January 26, 2005

/s/ J. O. Welch, Jr. J. O. Welch, Jr., Director	January 26, 2005

/s/ P. L. Whiting P. L. Whiting, Director	January 26, 2005